Exhibit (j)(1)

(j)(1) Consent of Independent Registered Certified Public Accounting Firm - (PricewaterhouseCoopers LLP)

66

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Report to Shareholders of Transamerica Funds - Open Funds, Transamerica Funds - Class I Funds and Transamerica Funds - Fund of Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Certified Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, FL

February 26, 2010

67